COVANCE INC.
                     2002 EMPLOYEE EQUITY PARTICIPATION PLAN

1.       PURPOSE

         The Covance Inc. 2002 Employee Equity Participation Plan (the "Plan") is intended to (i) encourage executive, managerial, technical and other Employees of Covance Inc. (the "Corporation") or a Subsidiary (as defined below) to become owners of stock of the Corporation in order to increase their proprietary interest in the Corporation's success; (ii) to stimulate the efforts of certain key executive, managerial, technical and other Employees by giving suitable recognition to services which contribute materially to the Corporation's success; and (iii) to provide such Employees with additional incentive and reward opportunity.

2.       EFFECTIVE DATE AND DURATION OF PLAN

         The Plan shall become effective upon its approval by the stockholders of the Corporation. Unless previously terminated by the Corporation's Board of Directors (the "Board"), the Plan shall have a term of ten years.

3.       DEFINITIONS

         (a) "1934 Act" means the Securities and Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

         (b) "Award" means a stock option, SAR (as defined below), stock award (as defined below), any other award made pursuant to the terms of the Plan, or any combination of them, as described in and granted under the Plan.

         (c) "Award Agreement" is defined in Section 13 hereof.

         (d) "Change of Control" is defined in Section 12(b).

         (e) "Code" means the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder or any successor body of laws, rules and regulations.

         (f) "Committee" means the Compensation and Organization Committee of the Board of Directors or such other committee as is appointed by the Board to administer the Plan.

         (g) "Employee" means an employee or a consultant of the Corporation or a Subsidiary.

         (h) "Fair Market Value" means the average of the highest and the lowest quoted selling prices of the Shares on the New York Stock Exchange Composite Tape on the valuation date, or, if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices on the New York Stock Exchange Composite Tape on the first trading day before and the first trading day after the valuation date.

         (i) "Grant Price" is defined in Section 9 hereof.

         (j) "ISO" means an incentive stock option as defined in Section 422 of the Code.

         (k) "Non-Statutory Option" means an option that is not an ISO.

         (l) "Participant" means an Employee who has been granted an Award under the Plan.

         (m) "Prior Plan" means the Covance Inc. 2000 Employee Equity Participation Program.

         (n) "SAR" means a stock appreciation right.

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         (o) "Shares" means the common stock of the Corporation, par value $0.01 per share.

         (p) "Stock Award" means an award other than a stock option or SAR.

         (q) "Subsidiary" means an entity that is directly or indirectly controlled by the Corporation or any entity, including an acquired entity, in which the Corporation has a significant equity interest, as determined by the Committee.

         (r) "Treasury Shares" means authorized and issued, but not outstanding, Shares.

4.       PLAN ADMINISTRATION

         (a) The Committee shall be responsible for administering the Plan. If considered appropriate by the Board in light of applicable laws, rules, or regulations, the Committee shall be comprised of two or more non-employee members of the Board each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the 1934 Act and an "outside director" within the meaning of Section 162(m) of the Code.

         (b) The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Corporation and in keeping with the provisions and objectives of the Plan. This power includes, but is not limited to (i) selecting Award recipients and the extent of their participation; (ii) establishing all Award terms and conditions; (iii) adopting procedures and regulations governing Awards; and (iv) making all other determinations necessary or advisable for the administration of the Plan. All decisions made by the Committee shall be final, binding and conclusive on all persons interested in the Plan or any Awards.

         The Committee may delegate from time to time during the term of the Plan to one or more executive officers or directors of the Corporation the authority to carry out some or all of its responsibilities provided that the Committee may not delegate its authority and powers in any way which would be inconsistent with the requirements of the Code or the 1934 Act. The Committee may at any time rescind the authority delegated to any such executive officer or director.

         To the extent consistent with the Corporation's Amended and Restated Certificate of Incorporation, no member of the Committee shall be liable for any action or determination with respect to the Plan, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Restated Certificate of Incorporation, as amended, modified or supplemented from time to time. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Corporation's officers, accountants, counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

         (c) The Committee may, from time to time, alter or amend, and the Board of Directors may terminate, the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law or securities exchange listing requirements. However, the Committee and Board may not, without the approval of the Corporation's shareholders, amend the Plan to increase the number of Shares that may be issued under the Plan (except for adjustments pursuant to Section 6 hereof), or reduce the minimum Grant Price per share specified by Section 9(a) hereof.

         (d) The termination of the Plan, either pursuant to Section 2, Section 4(c) or otherwise, shall not cause any previously granted Awards to terminate. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan, the Awards, and any applicable Award Agreements.

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5.       PARTICIPATION

         The individuals who shall be eligible to receive Awards under the Plan shall be Employees (including officers who are directors) as the Committee or one or more executive officers or directors, in accordance with Section 4(b) hereof shall approve from time to time.

6.       LIMITATION ON NUMBER OF SHARES

         (a) Subject to the provisions of this Section 6 and Section 7 hereof, up to 3,250,000 Shares may be issued under the Plan. The stock subject to the provisions of this Plan shall be shares of authorized but unissued Shares and Treasury Shares.

         (b) In addition to the Shares authorized by Section 6(a) hereof, the following Shares may be issued under the Plan: (i) Shares that were available for issuance under the Prior Plan but were not issued or subject to options granted under the Prior Plan, (ii) Shares that are forfeited under the Prior Plan and Shares that are not issued under the Prior Plan because of the cancellation, termination or expiration of awards, and/or other similar events under the Prior Plan, (iii) Shares that a Participant tenders, or has withheld, in payment of all or part of the Grant Price under a stock option granted under the Plan or the Prior Plan, or in satisfaction of tax withholding obligations hereunder or thereunder, and (iv) Shares that are issued under the Plan which are subsequently forfeited in accordance with the terms of the Award or an Award Agreement or shares that are not issued because of the cancellation, termination, or expiration of Awards and/or similar events under the Plan.

         (c) Subject to the adjustment provisions set forth herein, not more than 1,000,000 Shares shall be issued under Awards other than stock options and SARs.

         (d) Subject to the foregoing provisions of this Section 6, if an Award may be paid only in Shares or in either cash or Shares, the Shares shall be deemed to be issued hereunder only when and to the extent that payment is actually made in Shares. However, the Committee may, in its discretion, authorize a cash payment under an Award in lieu of Shares.

         (e) Subject to the adjustment provisions set forth herein, an individual Participant may not receive Awards with respect to more than 25% of the number of Shares specified in Section 6(a) hereof over the term of the Plan.

7.       ADJUSTMENT PROVISIONS

         In the event that any dividend or other distribution (whether in the form of Shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the exercisability of stock purchase rights received under the Corporation's Rights Agreement with Harris Trust and Savings Bank dated December 31, 1996, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event materially affects the Shares with respect to which Awards have been or may be issued under the Plan, then the Committee shall, in a manner and to the extent that the Committee deems appropriate to prevent any dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust any or all of:

         (a) the number and type of securities that thereafter may be issued under the Plan,

         (b) the number and type of securities subject to outstanding Awards, and

         (c) the Grant Price or purchase price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

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         However, no adjustment shall be authorized with respect to incentive stock options to the extent that the adjustment would cause the options to violate Section 422(b) of the Code or any successor provision. In addition, the number of securities subject to any Award denominated in Shares shall always be a whole number.

         In the event the Corporation acquires another entity by means of a merger, consolidation, acquisition of property or stock, reorganization or otherwise, the Committee shall be authorized to cause the Corporation to issue or to assume stock options or stock appreciation rights, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options or rights for previously issued options or rights or an assumption of previously issued options or rights.

         Subject to any required action by the Corporation's shareholders, if the Corporation is a party to any merger or consolidation where the Corporation is not the survivor, a Participant holding an outstanding Award valued directly or indirectly by Shares shall be entitled to receive, upon the exercise of the Award, the same per Share consideration (cash, shares or other consideration) on the same terms that a holder of the same number of Shares that are subject to the Participant's Award would be entitled to receive pursuant to the merger or consolidation.

8.       TERMINATION OF GRANTS UNDER THE PRIOR PLAN

         Effective upon the approval of this Plan by the Corporation's shareholders, no further grants of options, rights, units or other awards are or will be permitted under the Prior Plan. All grants and awards under the Prior Plan that remain outstanding after the approval of this Plan by the Corporation's shareholders shall be administered and paid in accordance with the provisions of the Prior Plan; provided, however, that the shares related to such grants and awards which have not been issued prior to this Plan's approval by the Corporation's shareholders shall be issuable under this Plan in accordance with Section 9(e) hereof.

9.       AWARDS UNDER THE PLAN

         The following types of Awards may be granted under this Plan, singly, or in combination as the Committee may determine from time to time:

         (a) Stock Options - A stock option shall represent a right to purchase a specified number of Shares at a stated exercise price (the "Grant Price") during a specified time, not to exceed ten years from the date of grant, as determined by the Committee. The Grant Price per Share for each stock option shall not be less than 100% of the Fair Market Value on the date of grant. A stock option may be in the form of an ISO or a Non-Statutory Option which in each case is consistent with the applicable terms, conditions, and limitations established by the Committee. Upon satisfaction of the applicable conditions to exercisability specified in the terms and conditions of the Award Agreement, the Participant shall be entitled to exercise the option in whole or in part and to receive, upon satisfaction or payment of the Grant Price in the manner contemplated in this Section 9(a), the number of Shares in respect of which the option shall have been exercised.

         The Shares covered by a stock option may be purchased by methods permitted by the Committee, including: (i) a cash payment; (ii) tendering Shares owned for at least six months by the Participant, valued at the Fair Market Value at the date of exercise; (iii) authorizing the Corporation to sell the Shares (or a sufficient portion thereof) acquired upon exercise of a stock option, and assigning to the Corporation a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise, or (iv) any combination of the above.

         The Committee may not grant additional stock options under the Plan to a Participant contingent upon the surrender of Shares owned by the Participant in payment of the Grant Price of a stock option granted under the Plan.

         (b) SARs - An SAR shall represent a right to receive a payment in cash, Shares, or a combination thereof as determined by the Committee, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over an amount which shall be no less than the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

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         (c) Other Stock Awards - A Stock Award shall represent an Award made in
Shares or denominated in units equivalent in value to Shares or any other Award based on or related to Shares. All or part of any Stock Award may be subject to conditions and restrictions established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, continuous service with the Corporation or a Subsidiary and/or the achievement of Corporation or individual performance goals. The performance criteria that shall be used by the Committee in granting Stock Awards contingent on performance goals for officers to which 162(m) of the Code is applicable shall consist of stock price, earnings level, and return on equity or such other criteria that shall satisfy the requirements of Section 162(m) or any successor provision.

         (d) Dividends - The Committee may provide that Awards under Section 9(c) of the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

         (e) Prior Plan Awards - Awards which, pursuant to their terms, would have been made under the Prior Plan but were not done so prior to the approval of this Plan by the Corporation's shareholders, such as "reload" options and additional performance shares earned under restricted stock agreements, shall be issued under the Plan in accordance with the terms of the Prior Plan.

10.      PAYMENTS AND PAYMENT DEFERRALS

         Payment of Awards may be in the form of cash, Shares, other Awards, or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit participants to elect to defer the receipt or issuance of Shares from stock options or Stock Awards or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements of Awards include the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Share equivalents. In addition, the Committee may stipulate in an Award Agreement, either at the time of grant or by subsequent amendment to such Award Agreement, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code affecting tax deductibility) would disallow a tax deduction by the Corporation for all or a portion of such payment. The period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine.

11.      TRANSFERABILITY

         During the lifetime of a Participant, the Award shall be exercisable only by such Participant and Awards shall not be transferable or assignable other than by will or the laws of descent and distribution, or pursuant to qualified domestic relations orders as defined in or meeting the requirements of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended provided, however, that, in the discretion of the Committee, a Non-Statutory Option may, in connection with a Participant's estate plan, be assigned in whole or in part during the Participant's lifetime to one or more members of the Participant's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

12.      CHANGE OF CONTROL

         (a) In the event of a Change of Control, all Awards which have not vested shall immediately vest upon the occurrence of such Change of Control.

         (b) A "Change of Control" shall be deemed to occur if and when: (i) any person (including as such term is used in Section 13(d) and 14(d)(2) of the 1934
Act) becomes the beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) as a result of a proxy contest or contests or other forms of contested shareholder votes (in each case either individually or

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in the aggregate), a majority of the individuals elected to serve on the
Corporation's Board of Directors are different than the individuals who served on the Corporation's Board of Directors at any time within the two years prior to such proxy contest or contests or other forms of contested shareholder votes (in each case either individually or in the aggregate); or (iii) when the Corporation's shareholders approve a merger, or consolidation (where in each case the Corporation is not the survivor thereof), or sale or disposition of all or substantially all of the Corporation's assets or a plan or partial or complete liquidation; or (iv) when an offeror (other than the Corporation) purchases shares of the Corporation's Common Stock pursuant to a tender or exchange offer for securities representing 20% or more of the combined voting power of the Corporation's then outstanding securities.

13.      AWARD AGREEMENTS

         Each Award under the Plan shall be evidenced by an agreement setting forth its terms, conditions, and limitations for each Award, and the provisions applicable in the event the Participant's employment terminates (an "Award Agreement"). The Committee need not require the execution of any such agreement by the recipient, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms and conditions of the Awards.

14.      TAX WITHHOLDING

         The Corporation shall have the right to deduct from any settlement of an Award made under the Plan, including the delivery or vesting of Shares, or require the payment of, a sufficient amount to cover withholding of any federal, state or local or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and as permitted by applicable laws, rules and regulations, or to take such other action as may be necessary to satisfy any such withholding obligations. If the Committee permits or requires Shares to be used to satisfy required tax withholdings, such Shares shall be valued at the Fair Market Value as of the tax recognition date for such Award or such other date as may be required by applicable law, rule or regulation.

15.      OTHER BENEFIT AND COMPENSATION PROGRAMS

         Unless otherwise specifically determined by the Committee, settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Corporation benefit plan or severance program. Further, the Corporation or any Subsidiary may adopt from time to time other compensation programs, plans or arrangements as it deems appropriate or necessary.

16.      UNFUNDED PLAN

         Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Corporation and any participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Corporation and shall not confer upon any participant any right, title, or interest in any assets of the Corporation.

17.      REGULATORY APPROVALS

         The implementation of the Plan, the granting of any Award under the Plan, and the issuance of Shares upon the exercise or settlement or any Award shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, or the Shares issued pursuant to it.

18.      RIGHTS AS A STOCKHOLDER

         A Participant shall have no rights as a stockholder with respect to Shares covered by an Award until the date the Participant or his nominee is the holder of record with respect to the Shares covered by such Award. No

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adjustment will be made for dividends or other rights for which the record date is prior to such date, except as may be provided pursuant to Section 9(d) hereunder

19.      FUTURE RIGHTS

         No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation or a Subsidiary or to participate in any other compensation or benefit plan, program or arrangement of the Corporation or any Subsidiary or to receive any future Award under the Plan. In addition, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or any claim under the Plan, except as expressly provided in the Plan or in any Award Agreement entered into hereunder.

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